PRODUCTION AGREEMENT

AND

CONVEYANCE OF PRODUCTION PAYMENT

CLOSING

DECEMBER 21, 2005

Closing Statement

Reference is made for all purposes to that certain Production Agreement and that certain Conveyance of Production Payment effective as of January 1, 2006, by and between Axiom TEP, L.L.C. and BlackRock Energy Capital, Inc. (together, the "Agreements") pursuant to which Closing occurred on December 21, 2005 (Capitalized terms used but undefined in this Closing Statement shall have the meaning ascribed to such terms in the Agreements.)

Grantor and Grantee agree as follows with respect to the closing costs for purchase and sale of the Production Payment pursuant to the terms of the Agreements:

CLOSING COSTS OF GRANTOR AND GRANTEE[1]	GRANTEE	GRANTOR
Grantor Prepaid Closing Costs		$ 25,000.00
Purchase Price of Production Payment	$ 6, 802,000.00	
Work Plan Capital Expenditures Payable to Grantor		$ 527,000.00
Disbursement of Funds by BlackRock Payable to Ergon Exploration, Inc. and MSLATX Pipeline Company, Inc.		$ 6,250,000.00
TOTAL	$ 6, 802,000.00	$ 6,802,000.00

GRANTOR

BLACKROCK ENERGY CAPITAL, LTD.

By ______________________
A. Frank Klam
Agent

GRANTEE

AXIOM TEP, L.L.C.
By: Maxim TEP, Inc.
Its Sole Member

By: ______________________
Daniel W. Williams
President

[1] Closing Costs and Grantor and Grantee are estimated costs subject to reconciliation.

VERIFICATION

THE STATE OF TEXAS §
§
COUNTY OF HARRIS §

BEFORE ME, the undersigned authority, on this day personally appeared Dan Williams, individually, and as President of Axiom TEP, L.L.C., with an address at 9400 Grogan's Mill Road, Suite 205, The Woodlands, Texas 77380, and on his oath did depose and state that he is authorized on behalf of the above referenced company, and in an individual capacity, to make this verification, and that the representations and warranties made in the Production Agreement and the Conveyance between Grantor and Grantee dated effective as of January 1, 2006, are within his personal knowledge and are, to the best of his knowledge, true and correct, up to and including the date of this Verification.

AXIOM TEP, L.L.C.
By Maxim TEP, Inc., its Sole Member

By: [signature]
Dan Williams
President

[signature]
Dan Williams
Individually

SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned notary on this the 21st day of December 2005, to certify which witness my hand and official seal.

A. FRANK KLAM
Notary Public, State of Texas
My Commission Expires 03-10-08

[signature]
Notary Public in and for
the State of Texas

CONVEYANCE OF PRODUCTION PAYMENT

THIS CONVEYANCE OF PRODUCTION PAYMENT ("Conveyance"), effective as of the "Effective Time", is from Axiom TEP, L.L.C., a Louisiana corporation, duly authorized to do business in Louisiana, appearing herein by and through its President duly authorized to act by its Board of Directors, whose address is 9400 Grogan's Mill Road, Suite 205, The Woodlands, Texas 77380 ("Grantor"), to BlackRock Energy Capital, Ltd., whose address is 20445 State Highway 249, Suite 160, Houston, Texas 77070 ("Grantee").

WHEREAS, Grantor is the owner of undivided interests in and to properties described in Exhibits "A" and "B" hereto, and Grantor has agreed to convey to Grantee as a production payment the following described term overriding royalty interest in the oil and gas leases described in Exhibits "A" and "B", together with a permanent overriding royalty interest in the Exhibits "A" and "B" properties; and

WHEREAS, capitalized terms as used herein shall have the meanings given to them in Article II hereof unless otherwise defined herein.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

ARTICLE I

CONVEYANCE

Section 1.01. Conveyance of Production Payment and Permanent Overriding Royalty Interest.

(a) In consideration of the payment by Grantee to Grantor of the Production Payment Amount, the receipt of which is hereby acknowledged, Grantor hereby GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, SETS OVER AND DELIVERS unto Grantee, its successors and assigns, for the term commencing on the Effective Time and ending on the Termination Time, as a PRODUCTION PAYMENT, a term overriding royalty interest in and to all Hydrocarbons in and under and that may be produced and saved from the Subject Lands equal to the Production Payment Percentage, together with all and singular the rights and appurtenances thereto (the "Production Payment").

(b) Also in consideration of the payment by Grantee to Grantor of the Production Payment Amount, upon termination of the Production Payment, Grantor agrees that Grantor shall execute and deliver to Grantee an assignment conveying a permanent three percent (3%) of eight-eighths (8/8ths) overriding royalty interest,

proportionately reduced to Grantor's interest, in and to the Subject Lands and the Leases described in Exhibits "A" and "B" hereto ("Permanent ORRI"). The Permanent ORRI shall bear no costs whatsoever other than Grantee's proportionate share of (i) Hydrocarbon Severance Taxes and (ii) ad valorem taxes. Notwithstanding any provision of this Conveyance or the Production Agreement to the contrary, regardless of the actual delivery date of the Permanent ORRI Assignment by Grantor to Grantee and/or the date Grantee actually receives the last Production Payment proceeds, the effective date of the Permanent ORRI shall be the first day of the month following the last month for which Grantee was paid Production Payment proceeds. Grantor agrees that the assignment document covering the Permanent ORRI to Grantee ("Permanent ORRI Assignment") shall be prepared by Grantee using the form as set forth in Exhibit "E" to the Production Agreement, and submitted to Grantor for execution, and that Grantor shall, within three (3) days, execute and deliver such instrument to Grantee in recordable form. Grantee shall have the right, at any time, to direct the purchasers of any production attributable to Grantee's Permanent ORRI to pay such proceeds directly to Grantee, and Grantor agrees that Grantor shall execute any documents necessary to accomplish such objective.

TO HAVE AND TO HOLD the Production Payment and the Permanent ORRI unto Grantee, its successors and assigns forever, subject to the following terms, provisions and conditions.

Section 1.02. <u>Non-Operating, Non-Expense-Bearing Interest</u>. The Production Payment conveyed hereby is a non-operating, non-expense-bearing term overriding royalty interest in and to the Subject Interests free of all cost, risk and expense of production, operations, treating, dehydration, compressing, marketing, ad valorem taxes, gathering, transporting and/or delivery of Production Payment Hydrocarbons, except that Grantee shall pay its proportionate share of (i) any applicable Hydrocarbon severance taxes and (ii) gas processing costs attributable to Production Payment Gas incurred prior to or at the Delivery Points, and paid by Grantor in an arms-length transaction to an unaffiliated third party or parties; provided however, that in no event shall Grantee's Production Payment bear any portion of any gas transportation or gathering charge either before or after the Delivery Points. In no event shall Grantee ever be liable or responsible in any way for payment of any costs, expenses or liabilities attributable to the Subject Interests (or any part thereof) or the Production Payment Hydrocarbons, except that Grantee shall be responsible for the payment of its proportionate share of the costs identified in the preceding sentence. This Conveyance is an absolute conveyance of a real property interest.

Section 1.03. Terms and Discharge of Production Payment. The Production Payment shall remain in full force and effect until 7:00 a.m. Central Time on the day following the Termination Time. Upon termination of the Production Payment as above provided, all rights, titles and interests to the Production Payment herein conveyed shall automatically terminate and vest in Grantor and, upon request by Grantor, Grantee shall execute and deliver such instrument or instruments as may be necessary to evidence the termination of the Production Payment. In the event any individual Subject Interest (or portion thereof, as applicable) should terminate before the Termination Time and not be extended, renewed or replaced, the Production Payment no longer shall apply to that particular Subject Interest (or such portion thereof, as applicable), but the Production Payment shall remain in full force and effect and undiminished as to all remaining Subject Interests (and the remainder portion of such Subject Interest, as applicable), and the Production Payment Percentage shall not be reduced or diminished by reason of the termination of a Subject Interest.

Section 1.04. Delivery to Grantee. The Production Payment Hydrocarbons shall be delivered to the credit of Grantee into the facilities of the First Transporter or First Purchaser at the Delivery Points. As between Grantor and Grantee, Grantor shall be in exclusive control and possession of the Production Payment Hydrocarbons deliverable hereunder and responsible for any loss, damage or injury caused thereby.

Section 1.05. Certain Limitations. The Production Payment shall be subject to the following provisions:

(a) Grantee shall look solely to the Production Payment Hydrocarbons for satisfaction and discharge of the Production Payment Amount, and Grantor shall not be personally liable for the payment and discharge thereof.

(b) There shall not be included in the Production Payment Hydrocarbons any Hydrocarbons used by Grantor in conformity with good oil field practices for drilling and production operations conducted for the purpose of producing Hydrocarbons from the Subject Interests or from any unit to which the Subject Interests are committed, including, without limitation, any Hydrocarbons used as fuel in compressors located on the Subject Lands; however, Grantor shall not, without the consent of Grantee, use Hydrocarbons allocable to the Subject Interests for the purpose of gas injection, secondary or tertiary recovery, pressure maintenance, repressuring or cycling operations.

Section 1.06. Measurement. Measurement of the volume and Btu Content of Production Payment Hydrocarbons delivered hereunder

shall be made at the existing metering points. Measurement of Gas shall be as determined under the applicable transportation agreement with the First Transporter, or by the applicable gas purchase and sales contract at the Delivery Point of the First Purchaser. Measurement of Oil shall be determined in accordance with generally accepted industry practices in effect at the time and place of delivery using the standards set forth in the applicable oil purchase contract of the First Purchaser.

Section 1.07. Royalties; Taxes. The Production Payment shall be free of (and without deduction therefrom of) any and all royalties and other burdens on production and shall bear no part of same; Grantor's leasehold interest shall be burdened with, and Grantor shall timely pay, all such royalties and other burdens on production, and Grantor shall defend, indemnify and hold Grantee harmless from and against any loss or claim with respect to any such royalties and other burdens on production or any claim by the owners or holders of such royalties and other burdens on production. Grantor and the leasehold interest of Grantor shall bear and pay all Taxes with respect to the Production Payment and the Production Payment Hydrocarbons, with the Production Payment Hydrocarbons being free of Taxes and delivered without deduction for Taxes; provided, however, that Grantor and Grantee shall each bear their respective shares of all Hydrocarbon severance taxes.

Section 1.08. Mortgage, Assignment or Pooling by Grantor and/or Affiliates of Grantor. During the term of the Production Payment, (i) Grantor shall not mortgage, pledge, hypothecate or in any way encumber the Subject Interests, or any equipment, gathering facilities, pipeline facilities, pump jacks, oil tanks, compressors, dehydrators, separators, gas treating facilities or any other facilities (the "Facilities") utilized with respect to production and/or delivery of Hydrocarbons from the Subject Interests, or create or allow to remain thereon any lien or security interest thereon or on any Hydrocarbons produced therefrom; (ii) no officer, director, shareholder, partner or owner of Grantor, either by direct action or by action through any Affiliate of Grantor, shall in any way encumber the Subject Interests and/or the Facilities, or create or allow to remain thereon any lien or security interest thereon or on any Hydrocarbons produced therefrom; and (iii) Grantor shall not assign, sell, convey or otherwise transfer Grantor's interests in the Subject Interests or any part thereof, or any interest in any Facilities utilized with respect to production and/or delivery of Hydrocarbons from the Subject Interests, unless Grantee expressly consents thereto in writing, the transferee expressly agrees to assume and perform all of Grantor's obligations under this Conveyance and the Production Agreement, and such mortgage, pledge, hypothecation, encumbrance, sale, transfer, conveyance or assignment is made and accepted expressly subject and subordinate

to this Conveyance and the Production Agreement. Any purported mortgage, pledge, hypothecation, encumbrance, lien, security interest, assignment, sale, conveyance or other transfer in contravention of the foregoing terms shall be null and void. During the term of the Production Payment, Grantor shall not voluntarily pool, communitize or unitize the Production Payment or the Subject Interests without the express written consent of Grantee, except to the extent required to satisfy applicable Legal Requirements, and any purported pooling, communitization or unitization in contravention of the preceding clause shall be null and void as to Grantee and shall not have the effect of pooling or affecting the Production Payment. ALL THIRD PARTIES ARE HEREBY PUT ON NOTICE THAT THE FACILITIES ARE CONSIDERED BY GRANTOR AND GRANTEE TO BE AN ESSENTIAL PART OF THIS PRODUCTION PAYMENT TRANSACTION AND THAT THE REMEDIES AFFORDED GRANTEE UNDER THE PRODUCTION AGREEMENT IN THE EVENT OF DEFAULT BY GRANTOR MAY AFFECT THE FACILITIES.

Section 1.09. Title. Grantor warrants and represents that the Leases are valid and subsisting oil and gas leases covering the lands described in Exhibits "A" and "B" and that the Subject Interests are valid and subsisting interests. Grantor warrants and represents that Grantor's ownership of the Subject Interests entitles Grantor to a share of all Hydrocarbons produced from or attributable to the Subject Wells and of the proceeds of such production, after giving effect to and/or deducting all applicable royalties, overriding royalties and other burdens or payments out of production (except the Production Payment) which is not less than the respective net revenue interests identified on Exhibits "A" and "B", and obligates Grantor to pay a share of all costs of operation of the Subject Wells which is not greater than the respective operating rights or leasehold interests identified on Exhibits "A" and "B". Grantor hereby binds Grantor and Grantor's heirs, legal representatives and successors, to warrant and forever defend all and singular title to the Production Payment and the Production Payment Hydrocarbons unto Grantee, its successors and assigns, by, through or under Grantor; provided, however, the foregoing warranty shall not be breached in any manner by the existence of the Permitted Encumbrances.

Section 1.10. No Proportionate Reduction. It is understood and agreed that, although the Production Payment is conveyed by Grantor to Grantee out of the Subject Interests, such Production Payment shall be equal to the full Production Payment Percentage of the Hydrocarbons produced from (or, to the extent pooled or unitized, allocated to) the Subject Lands, and shall not be reduced for any reason including, without limitation, the same shall not be reduced if the undivided interest in a Lease represented by Subject Interests is less than the entire interest in such Lease, or if the interest in oil, gas and other minerals underlying such portion of the Subject Lands which is covered by a particular Lease

(or group of Leases) is less than the entire interest in the oil, gas and other minerals underlying such portion of the Subject Lands, or if the share of production from (or, to the extent pooled or unitized, allocated to) any portion of Subject Lands which is attributable to the Subject Interests is less than the "Net Revenue Interest" set forth on Exhibits "A" and "B" for such portion of the Subject Lands or if Grantor does not own, or otherwise have good title to, the Subject Interests described on Exhibit "A" and "B", it being understood that Grantor shall bear all such reductions out of Grantor's Subject Interests so that Grantee receives the full Production Payment Percentage granted herein.

ARTICLE II

DEFINITIONS

As used herein and in the exhibits hereto, the following terms shall have the respective meanings ascribed to them below:

"Affiliate" or "Affiliated" means any company or entity effectively controlled by, or associated with, any officer, director, shareholder, partner, member or owner of Grantor.

"British Thermal Unit" or "Btu" means the amount of energy required to raise the temperature of one (1) pound of pure water one degree Fahrenheit (1°F.) from fifty-nine degrees Fahrenheit (59°F.) to sixty degrees Fahrenheit (60°F.) under a constant pressure of 14.73 pounds per square inch absolute.

"Btu Content" means the Btu content determined on an actual water vapor content basis.

"Central Time" means Central Standard Time or Central Daylight Savings Time in effect on the date in question.

"Delivery Points" means, unless otherwise specifically provided to the contrary on Exhibits "A" and "B" hereto, (i) for Production Payment Oil, at or near the tank batteries attributable to each Subject Well and (ii) for Production Payment Gas, at the First Gas Purchaser's custody-transfer meter.

"Effective Time" means 7:00 a.m. Central Time on January 1, 2006.

"Existing Gas Sales Contracts" means those Gas Sales Contracts, if any, listed as Permitted Encumbrances on Exhibits "A" and "B".

"First Purchaser" means the purchaser of oil or gas, as applicable, at each Delivery Point.

"First Transporter" means the first interstate or intrastate pipeline at or downstream of each Delivery Point.

"Force Majeure" means acts of God, strikes, lockouts, or other industrial disturbances, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints and prohibitions of government, either federal or state, inability to obtain necessary materials, supplies (other than Hydrocarbons), or permits due to existing or future rules, order, laws of governmental authorities (both federal and state civil disturbances, explosions, sabotage, breakage or accident to machinery or lines of pipe, freezing of lines of pipe, interruption or curtailment of firm or interruptible transportation services provided by third party transporters, and any other causes whether of the kind herein enumerated or otherwise, which are not within the control of the party claiming suspension and which by the exercise of due diligence such party could not have prevented or is unable to overcome. By way of illustration, the term "Force Majeure" shall not include shutdowns due to routine maintenance, repairs, or workovers; restrictions caused by gas balancing agreements or arrangements; depletion of reserves; or the level of market prices being offered and/or received by Grantor (or by the operator of a Subject Well if not Grantor) for the sale of Hydrocarbons produced from the Subject Wells.

"Gas" means natural gas and other gaseous hydrocarbons.

"Hydrocarbons" means Oil and Gas.

"Lease" means an oil and gas lease described, referred to or identified in Exhibits "A" and "B" hereto as to all lands described in such Lease, together with any renewal or extension of such Lease (as to all or any part or portion thereof), and any replacement lease taken upon or in anticipation of expiration or termination of such lease (if executed and delivered during the term of or within one (1) year after expiration of the predecessor lease), as to all lands and depths described in the predecessor lease (unless the predecessor lease is specifically limited in depth or area extent in Exhibits "A" and "B" in which event only such portion of such lease shall be considered a renewal or extension or a replacement lease subject to this Conveyance); and "Leases" means all such leases and all such renewals and extensions and replacement leases.

"Legal Requirement" means any requirement imposed pursuant to any statute, rule, regulation, order, permit or license of any applicable governmental authority or by any applicable court order.

"MMBtu" means 1,000,000 British Thermal Units.

"Month" means a calendar month.

"Oil" means crude oil, condensate and other liquid hydrocarbons.

"Permitted Encumbrance" means the following:

(a) the agreements, contracts and other documents, if any, described in Exhibits "A" and "B" (to the extent the same are valid and enforceable and burden the Subject Interests) and lessors' royalties, overriding royalties, reversionary interests and similar burdens which affect the Subject Interests, to the extent the foregoing taken in the aggregate (i) do not reduce Grantor's net revenue interest in Hydrocarbons produced from any Subject Well to less than the net revenue interest set forth in Exhibits "A" and "B" for the Subject Interest pertaining to that Subject Well and (ii) do not increase Grantor's portion of costs and expenses relating to operation of any Subject Well to a portion greater than the working interest percentage for that Subject Well shown in Exhibits "A" and "B";

(b) division orders and sales contracts terminable without penalty upon no more than thirty (30) days' notice to the purchaser;

(c) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, to the extent the same do not materially interfere with operations on, or materially affect the operation, value or use of, any Lease or any Subject Interest; and

(d) other valid and enforceable liens, charges, encumbrances, contracts, agreements, obligations, defects and irregularities affecting the Subject Interests which taken in the aggregate and together with the matters identified in clauses (a) through (c) above: (i) do not materially interfere with operations on or materially affect the operation, value or use of any Subject Interest; (ii) do not prevent Grantor from receiving any proceeds of production from any Subject Well or Grantee from receiving Production Payment Hydrocarbons, or the proceeds thereof, from any Subject Interest; (iii) do not reduce Grantor's net revenue interest in Hydrocarbons produced from any Subject Well to less than the net revenue interest set forth in Exhibits "A" and "B" for the Subject Interest pertaining to that Subject Well; and (iv) do not increase Grantor's portion of costs and expenses relating to operation of any Subject Well to a portion greater than the working interest percentage shown in Exhibits "A" and "B" for that Subject Well.

"Production Agreement" is that certain Production Agreement effective of even date herewith by and between Grantor and Grantee, as the same may be amended from time to time by Grantor and Grantee.

"Production Payment" shall have the meaning given such term in Section 1.01 hereof.

"Production Payment Amount" shall mean Six Million Eight Hundred Two Thousand and No/100 Dollars ($6,802,000.00).

"Production Payment Gas" means the portion of the Production Payment Hydrocarbons which are Gas.

"Production Payment Hydrocarbons" shall mean the Hydrocarbons conveyed to Grantee pursuant to Section 1.01 hereof.

"Production Payment Oil" means the portion of the Production Payment Hydrocarbons which are Oil.

"Production Payment Percentage" means, (i) with respect to each Subject Well in existence as of the Effective Time, fifty six percent(56%) of eight-eighths (8/8ths) of all the oil, gas and other minerals produced, saved and marketed from the Oil, Gas and Mineral Lands and/or Leases described in Exhibits "A" and "B" attached hereto and made a part hereof, and (ii) with respect to each Subject Well drilled or completed (including recompletions in new intervals in Subject Wells in existence as of the Effective Time) subsequent to the Effective Time, fifty-six percent (56%) of eight-eighths (8/8ths) of all the oil, gas and other minerals produced, saved and marketed from the Oil, Gas and Mineral Lands and/or Leases described in Exhibits "A" and "B".

"Property" means any Subject Interest or group of Subject Interests identified as a separate Property on Exhibits "A" and "B".

"Subject Interests" or "Subject Interest" means all of Grantor's fee interests, mineral interests, leasehold interests, royalty interests, overriding royalty interests, operating rights interests, interests obtained by quitclaim deed and any and all other right, title, interest or claim of every kind and character of Grantor in and to the Subject Lands and the Leases, and all lands now or hereafter pooled, communitized or utilized therewith, (even if Grantor's interest be incorrectly or incompletely described in Exhibits "A" and "B"), and any and all renewals and extensions of any of the same; all as the same shall or may be enlarged by the discharge of any burdens, by the reversion of any interest, by the removal of any charges or encumbrances to which any of the same may be subject at the Effective Time, and/or by

Grantor obtaining, by purchase or otherwise, any additional interest in any of the Subject Lands and/or the Leases after the Effective Time including, but not limited to, pursuant to the non-consent provisions of the applicable operating agreement(s) to which any of the Subject Lands and/or the Leases are subject whereby Grantor may acquire additional interests in the Subject Lands and/or the Leases by participating in drilling (including horizontal drilling), reworking, recompleting and/or side tracking operations on any and all wells located on, or to be located on, the Subject Lands and/or the Leases, or located on any unit in which all or a part of the lands covered by the Subject Lands and/or the Leases are included.

"Subject Lands" means all lands described (i) in each oil and gas lease described, referred to or identified in Exhibits "A" and "B"; and (ii) in any other deed, document and/or instrument described, referred to or identified in Exhibits "A" and "B"; and all lands now or hereafter pooled, communitized or unitized therewith as to all depths.

"Subject Well" or "Subject Wells" means, except as expressly provided to the contrary on Exhibits "A" and "B", any and all wells now located on the Subject Lands and/or the Leases or hereafter drilled on the Subject Lands and/or the Leases, and any other wells now or hereafter located on lands, waterbottoms, or leases pooled, communitized or unitized with the Subject Lands and/or the Leases, from the surface to the total depth to which any such well or wells may be drilled.

"Taxes" means all ad valorem, property, occupation, gathering, pipeline regulating, windfall profit, severance, gross production, excise and other taxes and governmental charges and assessments imposed on the Subject Interests or the Production Payment, including the Production Payment Hydrocarbons, other than income taxes.

"Termination Time" means the later of (A) the date upon which the proceeds actually received by Grantee from the Production Payment after the Effective Time (net of any charges described in Section 1.02 of the Conveyance and paid by Grantee) equal (i) the Production Payment Amount, plus (ii) an amount sufficient to provide Grantee with the internal rate of return on the Production Payment Amount specified in the Production Agreement, and as determined in accordance with the formula set forth in Exhibit "A" of the Production Agreement, or (B) the date that Grantor executes and delivers to Grantee the Permanent ORRI Assignment. This Agreement shall terminate as of the Termination Time.

ARTICLE III

MISCELLANEOUS

Section 3.01. Protection to Purchasers. No pipeline company or other person purchasing or taking or processing Production Payment Hydrocarbons shall be required to take notice of, or to keep informed concerning, termination of the Production Payment, until actual receipt of written notice from Grantee advising such company or person of such termination.

Section 3.02. Applicable Law and Venue.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. VENUE FOR ANY LAWSUIT OR LAWSUITS ARISING OUT OF THIS AGREEMENT SHALL BE IN STATE OR FEDERAL COURT IN HOUSTON, HARRIS COUNTY, TEXAS.

Section 3.03. Successors and Assigns. The provisions and conditions contained in this Conveyance shall run with the land and the respective interests of Grantor and Grantee and (subject to the foregoing restrictions in Section 1.08) shall be binding upon and inure to the benefit of Grantor and Grantee and their respective successors and assigns. All references herein to either Grantor or Grantee shall include their respective successors and assigns.

Section 3.04. Counterpart Execution; Recordation. This Conveyance is executed in multiple originals all of which shall constitute one and the same Conveyance, and this Conveyance may be executed in one or more counterparts, each of which may be combined to form one instrument.

Section 3.05. Partial Invalidity. Except as otherwise expressly stated herein, in the event any provision contained in this Conveyance shall for any reason be held invalid, illegal or unenforceable by a court or regulatory agency of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Conveyance.

Section 3.06. Capacity. Grantor represents and warrants that (i) Grantor is a corporation, company or partnership in good standing/existence under all laws of Grantor's state of incorporation or formation; and (ii) the undersigned officer or representative of Grantor is fully authorized by Grantor to execute this Conveyance on behalf of Grantor, in the capacity stated herein, and to bind Grantor to perform all of Grantor's obligations hereunder.

Section 3.07. Nature of Production Payment; Intentions of the Parties. This Conveyance is, and is intended by the parties to be,

an absolute conveyance of a real property interest. The Production Payment constitutes a "production payment" as defined in Section 101(42A) of the Bankruptcy Code and referred to in Section 541(b)(4)(B) of the Bankruptcy Code. Nothing herein contained shall be construed to constitute either party hereto (under state law or for tax purposes) in partnership with the other party or to constitute an assignment by Grantor to Grantee of an interest in any tax partnership burdening the Subject Interests. The Production Payment does not include any ownership interest in and to any of the fixtures, structures, equipment or other tangible personal property now or hereafter placed on, or used in connection with, the Subject Interests.

Section 3.08. <u>Further Assurances</u>. Grantor, at Grantee's request, shall execute and deliver such further instruments and do such further acts as may be necessary to carry out the purposes of this Conveyance, as the same may relate to the Subject Interests.

EXECUTED in multiple originals this 21st day of December, 2005, but effective for all purposes as of the Effective Time.

WITNESSES:

Richard A. Collins

Daniel J. Jacobson

AXIOM TEP, L.L.C.
By: Maxim TEP, Inc., its Sole Member

By: ______________________
Dan Williams
President

GRANTOR

THE STATE OF TEXAS §
§
COUNTY OF HARRIS §

This instrument was acknowledged before me on the 21st day of December, 2005 by Dan Williams, President of Maxim TEP, Inc.,as Sole Member of Axiom TEP, L.L.C., a Louisiana limited liability company, on behalf of said company.

A. FRANK KLAM
Notary Public, State of Texas
My Commission Expires 03-10-[illegible]

____
Notary Public in and for the State of Texas

WITNESSES:

R Scott Abel
R Scott Abel

David C. Stevens
DAVID C. STEVENS

BLACKROCK ENERGY CAPITAL, LTD.

By: BlackRock Energy Capital Management, LLC

By: Catherine L. Sliva
Catherine L. Sliva
President

GRANTEE

THE STATE OF TEXAS §
§
COUNTY OF HARRIS §

This instrument was acknowledged before me on the 20th day of December, 2005 by Catherine L. Sliva, President of BlackRock Energy Capital Management, LLC, a Texas Limited Liability Company, General Partner of BlackRock Energy Capital, Ltd., a Texas Limited Partnership, on behalf of said partnership.

A. FRANK KLAM
Notary Public, State of Texas
My Commission Expires 03-10-07

A Frank Klam
Notary Public in and for
the State of Texas